Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of the 15th day of March, 2019, by and between SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation (“Sublandlord”), having an address of 170 Radnor Chester Road, Suite 200, Radnor, Pennsylvania 19087, and xxxxxxx (“Subtenant”), having an address of xxxxxx.

Background:

A.           Sublandlord is the tenant under that certain Lease dated February 2, 2015 (the “Master Lease”) with Radnor Properties – SDC, LP, a Delaware limited partnership (“Overlandlord”). Pursuant to the Master Lease, Overlandlord currently leases to Sublandlord approximately 15,602 square feet of space within the building commonly known as 170 Radnor Chester Road, Radnor, Pennsylvania (the “Building”). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Master Lease.

B.           Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the entire leased premises consisting of approximately 15,602 rentable square feet commonly referred to as Suite 200 (“Subleased Premises”), on the terms and conditions hereinafter set forth.

Agreement:

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Demise and Subleased Premises; Incorporation of Master Lease; Consent of Overlandlord.

(a)          Demise and Subleased Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes and hires from Sublandlord, the Subleased Premises, for a term (the “Sublease Term”) beginning on the date that is the earlier to occur of either (i) August 31, 2019, or (ii) the date Subtenant occupies and conducts its regular business operations in the Subleased Premises (such date, the “Sublease Commencement Date”), and expiring without further notice or act on April 29, 2026 (the “Expiration Date”), unless sooner terminated or canceled in accordance with the terms hereof. For the avoidance of doubt, Subtenant shall have no renewal options, termination options, rights of first offer or expansion options under this Sublease, including, without limitation, those set forth on 27, 28 and 29 of the Master Lease. During the period commencing on the date the Overlandlord’s consent is received, but in no event earlier than June 1, 2019, and continuing to the Sublease Commencement Date (such earlier period, the “Early Access Period”), Subtenant shall have the right to access the Subleased Premises solely for purposes of installing Subtenant’s furniture, fixtures and performing work relating to the Subtenant Improvements (as further defined and described herein); provided, however, that if Subtenant elects to exercise such right and enters the Subleased Premises during the Early Access Period, then Subtenant expressly agrees that Subtenant shall comply with and be bound by all of the terms and conditions of this Sublease during the Early Access Period, notwithstanding that the Sublease Commencement Date has not yet occurred, including, without limitation, the insurance requirements, indemnity provisions and provisions of the Master Lease incorporated in this Sublease, excepting only the obligation to pay monthly Fixed Rent and Additional Rent. Effective as of the Sublease Commencement Date, Sublandlord shall convey that certain personal property owned by Sublandlord and located at the Subleased Premises, as more particularly described on Exhibit B attached hereto (“Sublandlord’s Property”), to Subtenant via a quitclaim bill of sale substantially in the form of Exhibit C attached hereto and made a part hereof, for One Dollar ($1.00) consideration, and Subtenant shall be solely responsible, at its sole cost and expense, for removing all such Sublandlord’s Property on or before the expiration or earlier termination of this Sublease. For the avoidance of doubt, it is hereby understood and agreed that other than Sublandlord’s Property listed on Exhibit C, Subtenant shall have no right to use, and Sublandlord shall remove, at Sublandlord’s sole cost and expense, all of Sublandlord’s other leased and owned personal property and equipment, including, without limitation, all copiers, postage machines, water coolers, the backup generator and other office equipment and other Sublandlord property; provided, however, subject to the following sentence, that Sublandlord shall not remove low voltage cabling without Subtenant’s prior written consent, which consent may be withheld in Subtenant’s sole discretion; it being hereby understood, however, that Subtenant shall be responsible at its sole cost and expense for removal of the low voltage cabling on or before the Expiration Date if so required by Overlandlord in connection with the expiration or termination of the Master Lease. Subtenant shall inform Sublandlord (A) within thirty (30) days of the execution of this Sublease or (B) by March 31, 2019, whichever occurs first, whether it intends to install its own low-voltage cabling, or use the existing low-voltage cabling and in the event Subtenant elects not to use the existing cabling, Sublandlord shall promptly cause the same to be removed it at its own cost. In the absence of such timely election described in the preceding sentence, Subtenant shall be deemed to have elected to keep the existing low voltage cabling in place.

(b)          Subordinate to Master Lease. This Sublease is and shall be subject and subordinate to the Master Lease and to the matters to which the Master Lease is or shall be subject and subordinate.

(c)          Incorporation by Reference.

(i)          All of the terms, covenants, conditions and provisions of the Master Lease are hereby incorporated in, and made a part of this Sublease, except as otherwise expressly provided herein, and except those which by their nature or purpose are inapplicable to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the Overlandlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words (i) “Landlord” and “Tenant,” or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, “Sublandlord” and “Subtenant” in this Sublease, (ii) “Lease,” or words of similar import, wherever the same appear in the Master Lease, were construed to mean this “Sublease”, (iii) “Premises” or words of similar import, wherever the same appear in the Master Lease, were construed to mean the Subleased Premises; (iv) “Term” and “Initial Term” or words of similar import, wherever the same appear in the Master Lease, were construed to mean the “Sublease Term”, and (v) “Commencement Date” or words of similar import, wherever the same appear in the Master Lease, were construed to mean “Sublease Commencement Date”. All references to “Base Year” in the Master Lease shall be deemed to refer to 2019.

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(ii)         Notwithstanding anything herein to the contrary:

(1)         For the purposes of this Sublease, the following Paragraphs of the Master Lease (or described portions thereof) shall not be deemed incorporated in or made a part hereof: (a) the following Sections of the Master Lease (or described portions thereof): The phrase “except as set forth on Exhibit C attached hereto” in Section 2, third sentence of Section 3, subsections 4(a), 4(b), the second and third sentence of subsection 6(b), the first sentence of subsection 6(c), Section 7, the third and fourth sentence of subsection 8(a), subsection 8(b), Section 9, Section 10, subsection 11(b), subsection 12(b), subsection 17(k), subsection 17(l), subsection 20(b) and subsection 20(e), Section 22, first sentence of subsection 23(a), the phrase “(including the Request for Proposal prepared by Broker, and accepted on September 22, 2014 by Landlord and Tenant)” in subsection 25(e), the first sentence of subsection 25(p), the first sentence of Section 26, but including the definition of Generating Equipment, 27, 28 and 29 and Exhibits B, C, D, F, G, J, K and L. Sublandlord represents and warrants to Subtenant that Sublandlord has not received any written notice that the use of the Leased Premises for the Permitted Use (i) fails to comply with any reasonable requirements of the insurers of the Building, (ii) in and of itself is deemed to be a use that may render any increase in insurance premiums, or (iii) violates the applicable Rules and Regulations. Any non-liability, indemnity or hold harmless provision in the Master Lease for the benefit of the landlord under the Master Lease, that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Overlandlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Overlandlord of access or inspection and any right of Overlandlord to do work in the premises demised under the Master Lease or in the Building and any right of Overlandlord in respect of rules and regulations shall be deemed to inure to the benefit of Sublandlord, Overlandlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

(2)         The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instances by two (2) days, so that in each instance Subtenant shall have two (2) days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease.

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(3)         The failure to incorporate provisions from the Master Lease into this Sublease as to matters which are addressed in this Sublease shall not be construed as rendering those provisions in the Master Lease inapplicable, where appropriate, to Subtenant pursuant to the terms of this Sublease. To the extent terms used herein are included in the above list of excluded sections, the definitions of such terms shall be deemed incorporated in and made a part hereof, notwithstanding the exclusion of such sections.

(d)          Performance by Sublandlord. Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease may be observed or performed by Sublandlord using commercially reasonable efforts to cause Overlandlord to observe and/or perform the same (including without limitation Sublandlord’s delivery to Overlandlord of any notices or requests for consent as Subtenant may reasonably request), and Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance. Sublandlord shall promptly deliver to Subtenant all notices and written communications Sublandlord receives from Overlandlord pursuant to or in connection with the Master Lease. Sublandlord shall not be required to furnish, supply or install anything under any article of the Master Lease. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Master Lease, and, notwithstanding any provision to the contrary, as to obligations that pertain to the Subleased Premises and are contained in this Sublease by the incorporation by reference of the provisions of the Master Lease, Sublandlord shall not be required to make any payment or perform any obligation or provide any services, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligation to pay the rent and additional rent due under the Master Lease. Sublandlord acknowledges and agrees that Subtenant is not assuming obligations of Sublandlord under the Master Lease attributable to periods prior to the Sublease Commencement Date. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building under the Master Lease or otherwise, including, without limitation, heat, air conditioning, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease (except to the extent of any corresponding abatement, diminution or reduction of Sublandlord’s obligations under the Master Lease), (ii) constructive eviction, whether in whole or in part, or (iii) liability on the part of Sublandlord. Notwithstanding any contrary provision hereof, Sublandlord is not assuming, and shall not be responsible or liable for Overlandlord’s obligation to observe or perform any agreement or obligation on the part of Overlandlord under the Master Lease or imposed on Overlandlord by law with respect to the Subleased Premises, except Sublandlord shall (in accordance with the first sentence of this subsection 1(d)) use commercially reasonable efforts to cause Overlandlord to observe and/or perform any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease.

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(e)          Consent of Overlandlord. This Sublease is subject to, conditioned upon and shall have no effect until Overlandlord gives its written consent (the “Overlandlord’s Consent”), which consent shall be evidenced by Overlandlord’s signature appended hereto or by a separate consent in the standard form utilized by the Overlandlord. Sublandlord agrees promptly to request such consent and to use commercially reasonable efforts to obtain such consent (without being obligated to make any payment to Overlandlord not required by the Master Lease, nor to amend or waive any provision of the Master Lease, nor to commence any arbitration or litigation), but Sublandlord shall have no responsibility or liability whatsoever if such consent is refused or not obtained for any reason whatsoever or for no reason. Subtenant agrees to cooperate with Sublandlord with respect thereto and to furnish financial statements and all other items Overlandlord is entitled to request with respect to Subtenant as Overlandlord in accordance with the provisions of the Master Lease and, if required by Overlandlord, execute and deliver Overlandlord’s commercially reasonable consent form. In the event that Overlandlord notifies Sublandlord that Overlandlord will not give such consent, this Sublease shall be deemed to be canceled and without force or effect. In the event that the previous sentence does not apply but Sublandlord does not receive such consent of Overlandlord by a date which is thirty (30) days after the date of the execution of this Sublease, then so long as the party seeking to terminate this Sublease shall have acted in good faith in the Overlandlord consent process, upon written notice to the other, Sublandlord or Subtenant may cancel this Sublease, and upon the giving of such notice, this Sublease shall be deemed canceled and of no further force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease (except as otherwise expressly provided herein), and if Subtenant is then in possession of all or any part of the Subleased Premises, Subtenant shall immediately quit and surrender to Sublandlord the Subleased Premises, shall remove all of its property and repair all damage caused by such removal and restore the Subleased Premises to the condition in which they were prior to the installation of the items so removed, reasonable wear and tear excepted.

2.          Rent.

(a)          Beginning on the Rent Commencement Date (as hereinafter defined) and continuing for the Sublease Term, Subtenant shall pay to Sublandlord, in lawful money of the United States, rent under this Sublease (“Fixed Rent”) at the following rates:

Lease Period	Per Sq. Ft Rate	Annual Fixed Rent	Monthly Fixed Rent
Rent Commencement Date – April 29, 2020	$32.00	$499,264.00	$41,605.33

April 30, 2020 – April 29, 2021	$32.96	$514,241.92	$42,853.49

April 30, 2021 – April 29, 2022	$33.95	$529,669.18	$44,139.10

April 30, 2022 – April 29, 2023	$34.97	$545,559.25	$45,463.27

April 30, 2023 – April 29, 2024	$36.02	$561,926.03	$46,827.17

April 30, 2024 – April 29, 2025	$37.10	$578,783.81	$48,231.98

April 30, 2025 – April 29, 2026	$38.21	$596,147.33	$49,678.94

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Subtenant shall pay to Sublandlord Fixed Rent in advance in equal monthly installments (“Monthly Fixed Rent”) commencing on the date that is thirty (30) days after the Sublease Commencement Date (the “Rent Commencement Date”) and continuing thereafter on or before the first (1st) day of each and every calendar month during the Sublease Term, without demand, setoff, deduction or abatement. If the Sublease Commencement Date is not the first day of a month, then the Monthly Fixed Rent for the first month of the Sublease Term shall be prorated on a per diem basis. Subtenant shall pay the first full monthly installment of Fixed Rent due under this Sublease (i.e. for the month immediately following the Rent Commencement Date), in the amount of $41,605.33, on or before the Sublease Commencement Date. For the avoidance of doubt, in no event shall Subtenant be liable for Fixed Rent or Additional Rent for periods prior to the Rent Commencement Date.

(b)          Except as otherwise set forth in this Sublease, it is intended that the provisions of this Sublease shall require Subtenant to pay all costs, expenses and obligations attributable to the Subleased Premises during the Sublease Term to the extent required to be paid and/or performed by the tenant under the Master Lease, so that, except as otherwise set forth in this Sublease, the Monthly Fixed Rent payable by Subtenant to Sublandlord hereunder shall be “net” to Sublandlord. It is intended that (i) Sublandlord shall incur no costs or expense with respect to the Subleased Premises during the Sublease Term (other than the rent due Overlandlord under the Master Lease or as otherwise expressly provided herein and the obligations of the tenant under the Master Lease attributable to periods prior to the Sublease Commencement Date), and (ii) the Monthly Fixed Rent shall be an absolute net return to Sublandlord throughout the Sublease Term, without offset or deduction and free of all expenses, charges, diminution and other deductions whatsoever.

(c)          Commencing on the Rent Commencement Date and continuing on the first day of each month thereafter during the Term, Subtenant shall pay to Sublandlord all Additional Rent due under the Lease. To the extent not included in Operating Expenses, Subtenant shall have the obligation to procure and timely pay for all water, gas, light, power, internet and data services, electricity, heat, telephone, fire suppression, sewage and all other utilities and services metered, chargeable or provided to the Building for Subtenant’s exclusive use and all charges imposed by Overlandlord resulting from special services provided to Subtenant or the Subleased Premises. All such sums payable by Subtenant under this Sublease, including Additional Rent under the Master Lease, are referred to hereinafter as “Additional Rent” and Sublandlord shall have the same rights and remedies for non-payment thereof as Sublandlord has for non-payment of Monthly Fixed Rent. Monthly Fixed Rent and Additional Rent are sometimes referred to hereinafter collectively as “Rent”. Within ten (10) days following Sublandlord’s receipt from Overlandlord of the final reconciliation of the Operating Expenses pursuant to Subparagraph 3(c)(2) of the Master Lease, Sublandlord and Subtenant shall likewise reconcile the additional rental payable by Subtenant pursuant to this Section 2(c). This Section 2(c) shall survive the expiration or earlier termination of this Sublease Agreement.

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3.          Maintenance and Repair. Subtenant shall perform, at its sole cost and expense, all maintenance and repair obligations of the tenant under the Master Lease. For the avoidance of doubt, Subtenant shall, at its sole cost and expense, enter into and maintain at all times during the Sublease Term any and all maintenance, monitoring and/or service contracts required to be maintained by Sublandlord under the Master Lease. Without limitation of the foregoing, Subtenant shall have the obligation to procure and maintain service and maintenance agreements for the server room generator if it elects to keep the server room generator (but specifically excluding the full-building backup generator installed by Overlandlord for the Subleased Premises), server room dedicated HVAC and fire suppression systems during the Sublease Term. Sublandlord shall cause the server room generator to be removed at its own cost and restore all wiring connections and any damaged occasioned by such removal on or before the Sublease Commencement Date.

4.          Use. To the extent such use is lawful, Subtenant shall have the right to use the Subleased Premises solely for the uses permitted under the Master Lease and for no other purpose without the prior written consent of Sublandlord and Overlandlord, which consent, solely with respect to Sublandlord, shall not be unreasonably withheld, conditioned or delayed (the “Permitted Use”).

5.          No Breach of Master Lease; No Privity of Estate.

(a)          No Breach of Master Lease. Sublandlord and Subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Master Lease by the tenant thereunder, whether or not such act or thing is permitted under this provisions of this Sublease.

(b)          No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Overlandlord. Without limitation to the foregoing, Subtenant shall not have the right or power to modify or amend the Master Lease or to exercise any option or right under the Master Lease, or to waive any agreement or obligation of, or to exercise any right or remedy against, Overlandlord.

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6.          Possession; Condition of Subleased Premises; Initial Space Planning; Status of Master Lease.

(a)          Possession; Condition of Subleased Premises. Sublandlord has made the Subleased Premises available for Subtenant’s inspection, and Subtenant has heretofore inspected the Subleased Premises to the extent and as often as Subtenant deemed necessary. Sublandlord shall deliver the Subleased Premises to Subtenant on the Sublease Commencement Date in “broom-clean” condition and Subtenant represents that, except as otherwise set forth in this Sublease, Subtenant is hiring the Subleased Premises “as is,” “where-is” with all faults, latent and patent defects and without any agreements, representations, warranties, obligations or understandings on the part of Sublandlord to perform any alterations, repairs or improvements thereto, and subject to all applicable zoning, municipal, county and state laws, ordinances, covenants of record and regulations governing and regulating the use of the Subleased Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby. Subtenant acknowledges that in leasing the Subleased Premises, Subtenant has not, except as otherwise set forth in this Sublease, relied upon any representation or warranty of any nature whatsoever by Sublandlord, or any employee or agent of Sublandlord. Sublandlord shall not be obliged to make any improvements or repairs to the Subleased Premises or to supply any service thereto or to perform any work or incur any costs in connection with the construction or demolition of any improvements in the Subleased Premises. Sublandlord shall not be liable or responsible to Subtenant in any manner for the condition of the Subleased Premises, except to the extent of any material non-compliance of the Subleased Premises with any applicable Laws knowingly caused by Sublandlord. Sublandlord shall promptly provide Subtenant with copies of any notices Sublandlord received from Overlandlord of any proposed modifications, alteration, deletions or improvements to the Building that could have an adverse impact upon Subtenant’s use or access of the Subleased Premises. Sublandlord represents and warrants to Subtenant that Sublandlord has not received any written notice that (i) the Subleased Premises are not in material compliance with any environmental laws, (ii) Hazardous Materials are present in, at or on the Subleased Premises in violation of environmental Laws, and (iii) the Subleased Premises are otherwise in material violation of any applicable Laws.

(b)          Initial Space Planning. Sublandlord shall promptly provide Subtenant’s architect with a $0.12 per rentable square foot allowance, including revisions, for test fitting purposes. The parties hereby acknowledge that the foregoing test fit allowance shall be promptly fully paid by Sublandlord and that Sublandlord has no further obligation to pay any test fit or any other allowances under this Sublease. There shall be no Tenant Improvement Allowance given by Sublandlord or Overlandlord.

(c)          Status of Master Lease. Sublandlord warrants and represents to Subtenant that (i) the Master Lease is in in full force and effect with respect to Sublandlord, (ii) the Master Lease has not been amended or modified except as expressly set forth in this Sublease, (iii) constitutes the entire agreement between the Overlandlord and the Sublandlord with respect to the Subleased Premises, (iv) Sublandlord has received no notice of default from Overlandlord under the Master Lease that remains uncured, (v) Sublandlord has no knowledge of any claim by Overlandlord that Sublandlord is in default or breach of any provisions of the Master Lease, and (vi) Sublandlord has no knowledge of any default or breach of any provisions of the Master Lease by Overlandlord. Sublandlord and Sublessee hereby acknowledge that the ROFO as described in the Master Lease has expired by its terms and is no longer of any force or effect.

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7.          Insurance.

(a)          Coverages. Subtenant shall maintain throughout the Sublease Term (and during the Early Access Period, if applicable) the insurance required to be maintained by Sublandlord as the tenant under the Master Lease, with Sublandlord and Overlandlord as additional insureds and Overlandlord as loss payee. Subtenant shall deliver to Sublandlord and Overlandlord certificates issued by the carriers or their duly authorized agents prior to the Sublease Commencement Date (or entry onto the Subleased Premises during the Early Access Period, if applicable). Prior to commencing any construction of the Subtenant’s Improvements, Tenant shall submit to Sublandlord certificates evidencing that Subtenant’s contractors have obtained all insurance coverages required under the Lease, together with evidence of workmen’s compensation insurance and with builders’ risk insurance, in amounts, form and substance reasonably acceptable to Sublandlord and Overlandlord, naming, as applicable, Sublandlord and Overlandlord as additional insureds thereunder.

(b)          Subrogation. Subtenant hereby releases Sublandlord and Overlandlord or anyone claiming through or under Overlandlord by way of subrogation or otherwise to the extent that Sublandlord released Overlandlord and/or Overlandlord was relieved of liability or responsibility pursuant to the provisions of the Master Lease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord and Overlandlord which Sublessor is required to provide pursuant to the provisions of the Master Lease.

8.          Alterations and Additions; Subtenant Improvement Work.

(a)          Subtenant Alterations. Subtenant shall make no alterations, installations, changes, renovations, additions, replacements or improvements, including Alterations (as defined in the Master Lease) or the Subtenant Improvements (collectively “Subtenant Alterations”) in or to the Subleased Premises, including, without limitation, the Subtenant Improvements (as defined below), without, in each instance, obtaining (i) the prior written consent of Overlandlord if and to the extent required under the Master Lease, and (ii) the prior written consent of Sublandlord which shall not be unreasonably withheld, conditioned or delayed. Without limiting anything contained in the foregoing, the planned improvements to be performed by Subtenant (the “Subtenant Improvements”) must be approved by Sublandlord and Overlandlord. All Subtenant Alterations shall be performed in compliance with and subject to the terms and provisions of the Master Lease as incorporated herein. Without limiting the forgoing, all Subtenant Alterations will be performed by contractors reasonably approved by Sublandlord and Overlandlord. Any Subtenant Alterations and/or additions made to the Subleased Premises by or behalf of Subtenant shall be made in a good and workmanlike manner and in compliance with the terms and conditions of the Master Lease, including, without limitation, the Rules and Regulations, and all applicable laws. Subtenant agrees that Subtenant shall be solely responsible for obtaining the certificate of occupancy for the Subleased Premises, if a certificate of occupancy is required by applicable law.

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(b)          Subtenant Improvement Work. Sublandlord hereby consents to Subtenant’s performance of the Subtenant Improvements; provided that, the work is performed in accordance with and subject to the terms and conditions of the Master Lease and this Sublease. Subtenant shall reimburse Sublandlord for all Overlandlord’s charges under the Master Lease relating to any alterations, additions or improvements to the Subleased Premises. Sublandlord shall not charge Subtenant any fees for Sublandlord’s supervision or inspection in connection with Subtenant’s alterations, additions or improvements, except if Sublandlord is required to hire third party consultants, whose actual fees and costs shall be paid by Subtenant. Sublandlord agrees to promptly request Overlandlord’s consent to the Subtenant Improvements and to use good faith efforts to obtain such consent provided that Sublandlord shall not be required to expend any funds to do so. Subtenant shall be required to remove all of the Subtenant Improvements at the expiration or earlier termination of the Term of this Sublease unless Overlandlord does not require such removal and restoration or otherwise required by the terms of the Master Lease. Sublandlord shall promptly notify Subtenant if and when Sublandlord receives notice that Overlandlord requires any Subtenant Alterations, including without limitation the Subtenant Improvements, to be removed at the end of the Term.

9.          Subtenant’s Default and Sublandlord’s Right to Cure.

(a)          If Subtenant defaults in any of its obligations hereunder, Sublandlord shall have the same rights and remedies which the “Landlord” would have against Sublandlord under the Master Lease upon a comparable default by “Tenant” thereunder, including, without limitation, the right to accelerate any rent, to terminate this Sublease and/or, as Sublandlord may elect, to terminate Subtenant’s right to possess the Subleased Premises.

(b)          If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, after three (3) days’ written notice to Subtenant, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the rate of one and one-half percent (1.5%) per calendar month or any part thereof or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures.

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10.         Security Deposit. Subtenant shall deposit with Sublandlord upon execution of this Sublease by Subtenant the sum of $125,000, as security for the faithful performance and observance by Subtenant of the terms, conditions and provisions of this Sublease (the “Security Deposit”). It is agreed that in the event Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Monthly Fixed Rent and Additional Rent, Sublandlord may apply or retain the whole or any part of the Security Deposit so deposited and any interest accrued thereon to the extent required for the payment of any rent and additional rent or any other sum as to which Subtenant is in default or for any sum which Sublandord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease. If Sublandlord applies or retains any part of the Security Deposit so deposited, Subtenant, upon demand, shall deposit with Sublessor the amount so applied or retained so that Sublandlord shall have the full Security Deposit on hand at all times during the Sublease Term. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit thereon shall be returned to Subtenant within thirty (30) days after the expiration of the Sublease Term (and, if the Security Deposit is not returned to Subtenant within such thirty (30) day period, the amount of the Security Deposit to be returned by Sublandlord to Subtenant shall bear interest at the rate of five percent (5%) per annum). Notwithstanding anything to the contrary contained in the foregoing, provided that Subtenant fully completes construction of the Subtenant Improvements and provides evidence to Sublandlord that such Subtenant Improvements have been fully paid (such evidence limited to: (i) providing evidence to Sublandlord of all conditional and final unconditional lien waivers for all contractors, subcontractors and materialmen, (ii) copies of contracts with those contractors or subcontractors supplying materials or performing work in the space, (iii) copies of invoices and proof of payment to each such contractor, subcontractor or materialman, (iv) a certificate signed by Subtenant indicating all materials and work has been completed, fully paid for and that no disputes as to payment exist), or provided Subtenant elects by written notice to not make or cause to be made any Subtenant Improvements, and no Event of Default has occurred and is continuing, Sublandlord agrees to within thirty (30) days thereafter deliver a check to Subtenant in the amount of $75,000.00 (such that the amount of the Security Deposit shall thereafter be $50,000).

11.         Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if such consent or approval has not been obtained from Overlandlord and, subject to the foregoing, Sublandlord acknowledges that its consent shall not be unreasonably withheld, conditioned or delayed. In the event that Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant’s sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases, where Sublandlord shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

12.         Termination of Master Lease. If for any reason the term of the Master Lease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated, and Sublandlord and Subtenant shall have no further rights or obligations hereunder except for those rights or obligations that expressly survive the expiration or termination of this Sublease. Except for termination due to condemnation or casualty, Sublandlord shall not voluntarily terminate the Master Lease, nor intentionally take any action to cause such a termination, without the prior written consent of Subtenant, which consent may be withheld in Subtenant’s reasonable discretion. Further, Sublandlord shall not modify or amend the Master Lease in any manner that would adversely affect Subtenant without Subtenant’s prior written consent, which consent may be withheld in Subtenant’s sole discretion. Notwithstanding anything to the contrary contained in the foregoing, it is hereby acknowledged and agreed that Sublandlord shall have the right to terminate this Sublease upon the occurrence and during the continuance of a Subtenant default hereunder and if Subtenant is in default beyond applicable notice and cure periods hereunder, Sublandlord shall have the further right to terminate the Master Lease to the extent permitted by, and in conformity with, the terms of Section 28 of the Master Lease.

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13.         Surrender. At the expiration or earlier termination of the Sublease Term, Subtenant shall surrender the Subleased Premises as required under the Master Lease. Without limitation of the foregoing, it is hereby acknowledged that Subtenant shall remove Sublandlord’s Property, any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property and all other Subtenant personal property, together with any Subtenant Improvements required to be removed by the terms of this Sublease and make such repairs and restoration to the Premises as required hereunder and under the Master Lease. Sublandlord may elect to retain or dispose of in any manner Subtenant’s personal property not removed from the Building and Subleased Premises prior to or upon the expiration or earlier termination of this Sublease. Subtenant waives all claims against Sublandlord for any damage to Subtenant resulting from Sublandlord’s retention or disposition of Subtenant’s personal property. Subtenant shall be liable to Sublandlord for Sublandlord’s costs for storage, removal or disposal of Subtenant’s personal property.

14.         Notices. Notwithstanding the incorporation of Section 21 of the Master Lease, each notice, demand, request or other communication required or permitted under the terms of this Sublease shall be in writing and shall be (a) delivered, prepaid, by a nationally recognized overnight courier, (b) registered or certified mail, return receipt requested, postage prepaid, or (c) delivered personally. Any notice shall be sent, transmitted, or delivered, as the case may be, to Subtenant at the appropriate address set forth below, or to such other place as Subtenant may from time to time designate in a notice to Sublandlord, or to Sublandlord at the addresses set forth below, or to such other places as Sublandlord may from time to time designate in a notice to Subtenant. Any notice will be deemed given (i) the date the overnight courier delivery is made, (ii) the date the registered or certified mail delivery is made, or (iii) the date personal delivery is made. As of the date of this Sublease, any notices to a party must be sent, transmitted, or delivered, as the case may be, to the following respective addresses:

If to Sublandlord:

(until May 31, 2019)

Safeguard Scientifics, Inc.

170 Radnor Chester Road, Suite 200

Radnor, Pennsylvania 19087

Attention: General Counsel

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15.         Sublease and Assignment. Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge, hypothecate, encumber or in any manner Transfer (as defined in Section 10 of the Master Lease) this Sublease or any interest therein, or sublet the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the written consent of both Sublandlord and Overlandlord. In connection with any proposed assignment or subletting of the Subleased Premises, or any portion thereof, by Subtenant, at least thirty (30) days prior to the effective date of the proposed assignment and subletting, Subtenant shall provide Overlandlord and Sublandlord with written notice of Subtenant’s intent to assign or sublet, which notice shall be accompanied by all information required by, and otherwise comply with, the requirements set forth in Section 10 of the Master Lease. Sublandlord shall have the right to withhold its consent to Transfer for any reason or no reason. For the avoidance of doubt, Subtenant acknowledges that Overlandlord’s consent shall be deemed to be reasonably withheld for any reason, including, without limitation those set forth in Section 10 of the Master Lease and that Overlandlord has a recapture right as described in the Master Lease. Whether or not Overlandlord or Sublandlord consents to a proposed assignment or sublease, Subtenant shall be responsible for paying Overlandlord’s processing and investigation costs and attorneys’ fees incurred in connection with the proposed consent. Neither the consent of Sublandlord or Overlandlord to an assignment, subletting, concession, or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Subtenant of the requirement of obtaining the consent of Sublandlord and Overlandlord to any further assignment or subletting or to the making of any assignment, subletting, concession or license for all or any part of the Subleased Premises. Any assignee or subtenant approved by Overlandlord and Sublandlord shall execute an agreement reasonably acceptable to Overlandlord and Sublandlord pursuant to which such assignee or subtenant agrees to be bound by the terms of this Sublease. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Subtenant named herein and any other person(s) who at any time was or were Subtenant shall remain fully liable on this Sublease, and if this Sublease shall be amended or modified, the original Subtenant named herein and any other person(s) who at any time was or were Subtenant shall remain fully liable on this Sublease as so amended or modified. Any violation of any provision of this Sublease by any assignee, subtenant or other occupant shall be deemed a violation by the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were Subtenant, it being the intention and meaning that the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were Subtenant shall all be liable to Sublandlord for any and all acts and omissions of any and all assignees, subtenants and other occupants of the Subleased Premises. If this Sublease shall be assigned or if the Subleased Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Subtenant named herein, Sublandlord may collect rent from any such assignee and/or any subtenants or occupants, and apply the net amounts collected to the Monthly Fixed Rent and Additional Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section, or the acceptance of the assignee, subtenant or occupant as Subtenant, or a release of any person from the further performance by such person of the obligations of Subtenant under this Sublease. Any Transfer made, or purported to have been made, in violation of this Section 15 or Section 20 of the Master Lease, shall be null and void and of no force or effect.

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16.         Limitation of Liability. In the event Sublandlord shall fail to perform any covenant, term or condition of this Sublease upon Sublandlord’s part required to be performed, or if Subtenant shall make any claim arising out of Subtenant’s occupancy or use of the Subleased Premises based upon any action or omission of Sublandlord, Subtenant covenants and agrees that Sublandlord’s liability for any recovery of money judgment from Sublandlord from and after the date of this Sublease, except as a result of Sublandlord’s gross negligence or willful misconduct, shall be capped at six (6) months Fixed Rent. Notwithstanding anything to the contrary contained in the foregoing, if Subtenant has timely paid Fixed Rent and Additional Rent to Sublandlord hereunder and no Subtenant Event of Default has occurred, the Sublandlord limitation of liability in the preceding sentence shall not apply if Sublandlord shall fail to pay Fixed Rent or Additional Rent to Overlandlord and such failure results in a termination of the Master Lease. In no event shall the stockholders, partners, directors, officers, agents or employees of Sublandlord or Subtenant (either individually or severally) be personally liable for any judgment. Furthermore, in no event shall Subtenant be liable to the other for any loss of business or profits or for consequential, indirect, incidental, punitive or special damages of any kind. This Section shall inure to the benefit of Sublandlord’s and Subtenant’s respective successors and assigns and their respective principals.

17.         Casualty Damage; Partial Taking. Notwithstanding the incorporation herein of Section 14 of the Master Lease pertaining to damage to the Subleased Premises by fire or other casualty or of Section 15 of the Master Lease pertaining to a partial taking, Sublandlord shall have no responsibility for the obligations of Overlandlord thereunder, and Subtenant shall look solely to Overlandlord in connection therewith; provided that Sublandlord, if and as requested by Subtenant, shall exercise its termination rights under such sections of the Master Lease. To the extent that any portion of rent payable by the tenant under the Master Lease is abated pursuant to such sections or otherwise, Subtenant shall be entitled to a corresponding abatement of rent hereunder, calculated as the rent otherwise payable by Subtenant multiplied by a fraction, the numerator of which is the number of rentable square feet within the Subleased Premises for which the abatement is being given and the denominator of which is total number of rentable square feet in the Subleased Premises.

18.         Miscellaneous.

(a)          Subtenant NAICS Code. For purposes of Section 8 under the Lease, Subtenant’s NAICS Code is 541211.

(b)          Delivery for Examination. The submission of this instrument for review and examination does not constitute an offer by the party submitting the same to sublease the Subleased Premises. This instrument shall not become effective as a sublease, nor shall Sublandlord or Subtenant have any obligation hereunder, unless and until this instrument has been executed by and delivered to the parties and Overlandlord’s Consent has been received.

(c)          Amendments; Exhibits. No subsequent alteration, amendment, supplement, change or addition to this Sublease shall be binding upon Sublandlord or Subtenant unless reduced to writing and signed by them. The exhibits referred to herein constitute part of this Sublease.

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(d)          Brokerage. Subtenant and Sublandlord each represent and warrant to the other party that it has dealt with only Tactix Real Estate Advisors, LLC and The Davidson Companies, Inc. (collectively, the “Designated Brokers”) in negotiating and making of this Sublease, and each party agrees to indemnify and hold harmless the other party from any claim or claims, as well as costs and expenses including attorneys’ fees incurred by such party in conjunction with any claim or claims, of any other broker or brokers claiming to have dealings with respect to this Sublease. Sublandlord shall pay all fees owed the Designated Brokers.

(e)          Headings; Pronouns. The headings of the sections contained in this Sublease are for convenience of reference only, do not form a part of this Sublease and shall not affect in any way the meaning or interpretation of this Sublease. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein: “person”, as used herein, includes an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity; “Subleased Premises” includes each portion of the Subleased Premises and each estate or interest therein; “hereof”, “herein”, and “hereunder” and other words of similar import refer to this Sublease as a whole; “Sublease” includes these presents as supplemented or amended from time to time by written instrument(s) entered into by Subtenant and Sublandlord; “Sublandlord” includes Sublandlord’s successors and assigns; “Subtenant” includes Subtenant’s successors and permitted assigns; and “parties” means Sublandlord and Subtenant. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of pronouns or nouns shall include the plural and vice versa.

(f)          Confidential Information. Neither party shall disclose any of the other party’s accounting records, financial statements not publicly available, or other proprietary financial information, except to the extent reasonably required for proper business purposes (including audit, financing, sale, merger or similar purposes) by such party’s employees, attorneys, insurers, auditors, lenders and transferees (and each party shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by applicable law (including securities laws) or court proceedings; provided, however, that the provisions of this Section 18(f) shall not apply to any information that is publicly available.

(g)          Counterparts. This Sublease may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. The parties agree that the delivery of this Sublease may be effectuated by means of an exchange of facsimile or electronic signatures with original copies to follow by mail or courier service.

(h)          No Third Party Beneficiaries. No third parties may rely on the terms and conditions of this Sublease.

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(i)          No Recordation; SNDA. Neither this Sublease nor a memorandum hereof shall be recorded in the land records of the applicable county where the Premises is located, and any attempt to record or file the same by Sublandlord or Subtenant shall be deemed a default by or Sublandlord or Subtenant hereunder.

(j)          Overlandlord Fees. Sublandlord and Subtenant shall share equally the cost of all Overlandlord fees required to be paid in connection with obtaining Overlandlord’s Consent for the sublease of the Subleased Premises to Subtenant. Other than actions jointly requested by Sublandlord and Subtenant, any action requested by Subtenant to be taken under the Lease following the date hereof, including, without limitation those fees described in Section 25(p) of the Master Lease shall be paid by Subtenant.

(k)          Governing Law. This Sublease shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed the day and year first above written.

SUBLANDLORD:

SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation

By:
Name:
Title:

SUBTENANT:

By:
Name:
Title: